Exhibit 99.1

Fibrocell Science Appoints Keith A. Goldan, Senior Vice President and
Chief Financial Officer

•	Goldan delivers extensive public company finance and operational experience -

EXTON, PA – March 18, 2015 – Fibrocell Science, Inc. (NASDAQ: FCSC), an autologous cell therapy company primarily focused on developing first-in-class treatments for rare and serious skin and connective tissue diseases with high unmet medical needs, announced the appointment of Keith A. Goldan as Senior Vice President and Chief Financial Officer (CFO), effective immediately. Mr. Goldan offers more than 20 years of executive finance and operational leadership in biopharmaceutical and medical technology companies.
Prior to joining Fibrocell, Mr. Goldan served as CFO of two publicly traded companies. Most recently he served as Senior Vice President and CFO of NuPathe Inc., a NASDAQ-listed specialty pharmaceutical company that was acquired by Teva Pharmaceutical Industries Ltd. in 2014. Prior to joining NuPathe Inc., Mr. Goldan was CFO and a member of the board of directors of PuriCore plc, a medical technology company listed on the London Stock Exchange, and Vice President and CFO of Biosyn, Inc., a specialty pharmaceutical company. Mr. Goldan previously served in a variety of roles with ViroPharma Incorporated, Century Capital Associates—a specialty consulting firm with a focus on capital strategy for healthcare clients—and the Healthcare & Life Sciences Practice of KPMG, LLP. Mr. Goldan earned a B.S. in Finance from the Robert H. Smith School of Business at the University of Maryland and an M.B.A. from The Wharton School at the University of Pennsylvania.
“Keith has an exemplary track record of financial leadership and in creating shareholder value in companies ranging from early-stage through sales growth,” said David Pernock, Chairman and Chief Executive Officer of Fibrocell. “He will be a valued member of our leadership team as we continue to rapidly advance our pipeline and execute our strategies to take Fibrocell to the next stage.”
“Fibrocell is on the leading edge of science to deliver personalized biologics to patients facing rare skin and connective tissue diseases,” said Mr. Goldan. “The company is poised for growth, and as we progress our therapeutics toward approval and commercialization, I am excited to be a part of the team driving to deliver both medical breakthroughs to patients who have poor therapeutic options and long-term value to our shareholders.”
About Fibrocell Science, Inc.
Fibrocell Science, Inc. (NASDAQ:FCSC) is an autologous cell therapy company primarily focused on developing first-in-class treatments for rare and serious skin and connective tissue diseases with high unmet medical needs. Working in collaboration with Intrexon Corporation (NYSE:XON), a leader in synthetic biology,

Fibrocell is developing gene therapies for orphan skin diseases using gene-modified autologous fibroblasts as the delivery vehicle. Fibrocell's lead gene therapy, orphan drug program is in late-stage pre-clinical development for the treatment of RDEB (recessive dystrophic epidermolysis bullosa). Fibrocell's second gene therapy program is focused on developing a treatment for linear scleroderma. Fibrocell is also pursuing medical applications for its proprietary autologous fibroblast technology, azficel-T. Currently, Fibrocell is in a Phase II clinical trial for vocal cord scarring. For additional information, visit www.fibrocellscience.com.

Forward-Looking Statements
This press release contains, and our officers and representatives may from time to time make, statements that are "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements we make regarding our development strategy, timing and potential advantages of our product candidates.
These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of Fibrocell's control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) uncertainties relating to the initiation and completion of clinical trials; and (ii) whether clinical trial results will validate and support the safety and efficacy of our product candidates, as well as those set forth under the caption "Item 1A. Risk Factors" in Fibrocell's most recent Form 10-K filing.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. In addition, Fibrocell operates in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, you should not place any reliance on forward-looking statements as a prediction of actual results. Fibrocell disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement. You are also urged to carefully review and consider the various disclosures in Fibrocell's most recent annual report on Form 10-K, our most recent Form 10-Q as well as other public filings with the SEC since the filing of Fibrocell's most recent annual report.
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Investor Relations Contact:
Karen Casey
Fibrocell Science, Inc.
405 Eagleview Boulevard
Exton, PA 19341
(484) 713-6133
kcasey@fibrocellscience.com